Exhibit 10.2+

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”) dated as of January 7, 2019 is by and among King Distribution, Inc., a Delaware corporation (“Buyer”), Geotech supply co., llc, a California limited liability company (“Seller”), and Clarksons California Properties, California limited partnership, the sole member of Seller (“Member”). Each capitalized term used in this Agreement and not otherwise defined has the meaning set forth in Article XI.

Recitals

WHEREAS, Seller is engaged in the distribution of safety equipment and supplies such as gloves, goggles, respirators, rubber boots, pesticide chemicals, and other pest control equipment such as mouse and rat traps, spray tanks, wooden stakes, and plastic termite monitors (the “Business”);

WHEREAS, Buyer is a wholly owned subsidiary of Rollins, Inc., a Delaware corporation (“Parent”), formed for the purpose of acquiring the Business from Seller;

WHEREAS, Buyer desires to purchase certain assets owned by Seller and used in the operation of the Business free and clear of any liabilities or obligations not expressly assumed by Buyer herein, all upon terms and conditions hereinafter set forth (the “Transaction”); and

WHEREAS, concurrently with the execution and delivery of this Agreement, Buyer will enter into the Stock Purchase Agreement among Parent, Clark Pest Control of Stockton, Inc. (“Clark”), and the stockholders of Clark (the “Stock Purchase Agreement”) and the Real Estate Purchase Agreement between Parent (or an Affiliate of Parent) and Member (the “Real Estate Purchase Agreement”).

NOW, THEREFORE, in consideration of the premises, the promises hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

PURCHASE AND SALE OF ASSETS

1.01         Purchase and Sale of Assets. At the Closing (as defined below) and subject to the terms hereof, Seller agrees to sell and deliver to Buyer, and Buyer agrees to purchase, the following described assets of Seller relating to the Business (collectively the “Assets”), free and clear of all Encumbrances or obligations of any nature whatsoever, except Permitted Encumbrances:

(a)         All of Seller’s inventory of products, materials, and supplies relating to the Business (“Inventory”);

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

(b)         All of (i) the know-how, confidential information, and other proprietary rights and interests owned by Seller and used in the Business or, as to any such property, right, and interest that is not owned by Seller, used by Seller in the Business and assignable by Seller, (ii) Seller’s rights to telephone numbers, telephone directory advertising, and company e-mail addresses relating to the Business, (iii) Seller’s rights to the domain name www.geotechsupply.com, and (iv) Seller’s rights to the “doing business as” name Geotech Supply, in the case of each of (i) through (iv) above (collectively, “Intellectual Property”);

(c)           All furniture, fixtures, equipment, machinery, tools, vehicles, office equipment, supplies, computers, telephones, and other tangible personal property;

(d)           All Permits which are held by Seller and required for the conduct of the Business as currently conducted or for the ownership and use of the Assets;

(e)           All prepaid expenses, credits, advance payments, claims, security, refunds, rights of recovery, rights of set-off, rights of recoupment, deposits, charges, sums, and fees (including any such item relating to the payment of Taxes);

(f)            Originals or duplicate copies of all financial, accounting, and operating data and records of Seller relating to customers and vendors, including without limitation, all books, records, sales and sales promotional data, pricing information, customer lists, vendor lists, and other similar property, rights, and information, in each case, relating to the Business (collectively, “Records”);

(g)           All accounts receivable held by Seller, and any security, claim, remedy, or other right related thereto (“Accounts Receivable”);

(h)           All Contracts set forth on Schedule 1.01(h) (the “Assigned Contracts”);

(i)            Seller’s outstanding purchase orders for products, materials, and supplies of the Business (“Purchase Orders”); and

(j)            All goodwill of Seller associated with the Business.

1.02         Excluded Assets. Notwithstanding anything to the contrary in Section 1.01, all tangible and intangible assets of Seller other than the Assets shall constitute the “Excluded Assets”, including, without limitation:

(a)         Seller’s articles of organization, operating agreements, taxpayer and other identification numbers (collectively, the “Organizational Documents”), Seller’s tax returns (including any copies thereof) and reports and any notes, worksheets, files, or documents relating thereto;

(b)         Any interest or right to any assets held under, and all assets relating to or owned by, any pension, profit sharing, or other Benefit Plan of Seller;

(c)         All cash and cash equivalents in Seller’s bank accounts and safe deposit boxes, checks and checkbooks, deposits and all refunds, claims, prepaid charges, sums and fees related thereto, all lockboxes and the contents thereof as of the Closing, and all shares of stock and securities owned by Seller;

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CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

(d)         Any rights to any refunds, credits, prepayments, overpayments and deposits of Seller with any Governmental Authority, in each case relating to Taxes;

(e)         All property, casualty, product liability, and general and commercial liability insurance policies, and all rights thereunder, including, without limitation, all rights to receive refunds with respect to premiums paid, but expressly excluding any and all rights to receive amounts payable based upon claims made with respect to the Assets; and

(f)         All Contracts to which Seller is a party or otherwise bound, other than the Assigned Contracts, Purchase Orders, and any Contracts with respect to Receivables.

1.03         Closing. The closing of the transactions contemplated hereby (the “Closing”) shall take place simultaneously with the closing of the Stock Purchase Agreement, or at such other time as the parties may mutually agree (the “Closing Date”), remotely via exchange of signature pages to this Agreement.

ARTICLE II

PURCHASE PRICE

2.01         Purchase Price. The purchase price for the Assets is Three Million Dollars ($3,000,000.00) (the “Purchase Price”). On the Closing Date, the Purchase Price shall be wired to Seller in immediately available funds pursuant to wire instructions provided by Seller prior to the date hereof.

2.02         Liabilities.

(a)         Assumption of Certain Liabilities. At the Closing, Buyer shall assume only the following liabilities and obligations of Seller: (i) all trade accounts payable of Seller to third parties in connection with the Business that remain unpaid and are not delinquent as of the Closing Date and that either are reflected on the Seller Financial Statements or arose in the ordinary course of business since November 30, 2018; and (ii) all liabilities in respect of the Assigned Contracts and Purchase Orders, but only to the extent that such liabilities thereunder are required to be performed after the Closing Date, were incurred in the ordinary course of business, and do not relate to any failure to perform, improper performance, warranty, or other breach, default, or violation by Seller on or prior to the Closing (collectively, the “Assumed Liabilities”).

(b)         Excluded Liabilities. Except for the Assumed Liabilities, it is expressly understood and agreed that notwithstanding anything to the contrary contained herein, neither Buyer nor its Affiliates will assume or have any liability or obligation whatsoever with respect to any of Seller’s or Member’s obligations, liabilities, Contracts, Indebtedness, claims, costs, expenses, agreements, or understandings of any kind or nature whatsoever at any time existing or asserted, whether or not accrued on the Seller Financial Statements or recorded in its books and records, whether fixed, contingent, or otherwise, whether known or unknown, whether arising prior to, on, or after the Closing Date and whether or not relating to the operation of the Business or Seller’s ownership or use of the Assets (collectively, the “Excluded Liabilities”).

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CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller makes the following representations and warranties, all of which shall be true and correct as of the date of this Agreement and again as of the Closing Date, each of which is acknowledged by Seller to be material to, and relied upon by, Buyer, except as set forth in the Seller Disclosure Schedule (the “Seller Disclosure Schedule”), which disclosure shall provide an exception to, or otherwise qualify, the representations or warranties of Seller contained in the section of this Agreement corresponding by number to such disclosure and to any other representation or warranty in this Agreement to which the applicability of such disclosure is reasonably apparent on its face or if the items are expressly cross-referenced.

3.01         Organization. Seller is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of California. Seller has all necessary company power and authority to own, lease, and operate its properties and conduct its Business as it is currently being conducted. Member is the sole member of Seller.

3.02         Power and Authority; Due Authorization. Each of Seller and Member has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The Member has duly approved and authorized the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and no other company proceedings with respect thereto are necessary. Assuming that this Agreement constitutes a valid and binding agreement of Buyer, this Agreement constitutes, or will constitute when executed and delivered, a valid and binding agreement of Seller and Member, in each case enforceable in accordance with its terms, subject to (i) the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, rearrangement, liquidation, conservatorship, and other laws of general application at the time in effect relating to or affecting the rights of creditors generally, including, without limitation, court decisions, general equity principles, and the statutory provisions of the Federal Bankruptcy Code, as amended, pertaining to preferential or fraudulent transfers or conveyances and (ii) general principles of equity (regardless of whether such principles are considered in a proceeding at law or in equity).

3.03         Title to Assets. Seller has good and marketable title to the Assets, free and clear of all Encumbrances other than Permitted Encumbrances.

3.04         Condition and Sufficiency of Assets. The buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles, and other items of tangible personal property included in the Assets are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles, and other items of tangible personal property is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The Assets are sufficient for the continued conduct of the Business after the Closing in substantially the same manner as conducted prior to the Closing and constitute all of the rights, property, and assets necessary to conduct the Business as currently conducted. None of the Excluded Assets are material to the Business.

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CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

3.05         Contracts.

(a)           Schedule 3.05 lists the following Contracts to which Seller is a party or by which any of the Assets is bound, each as of the date of this Agreement (such Contracts, being “Material Contracts”):

(i)         all Contracts involving aggregate consideration in excess of $50,000;

(ii)        all Contracts that require Seller to purchase a minimum or specified amount of its total requirement for any product or service from a third Person;

(iii)       all Contracts that relate to the acquisition or disposition of any business, a material amount of stock or assets of any other Person, or any real property (whether by merger, sale of stock, sale of assets, or otherwise);

(iv)       all broker, distributor, dealer, manufacturer’s representative, program, rebate, franchise, agency, sales promotion, market research, marketing consulting, and advertising Contracts;

(v)        all Contracts that: (A) contain a non-competition or non-solicitation covenant by Seller in any line of business or in any geographical area in the world or other covenant restricting the development, manufacture, marketing, or distribution of any of the products or services; or (B) grant exclusivity of the marketing, distribution, or sale of any of the products or services of Seller to any Person or otherwise grants exclusivity to any Person;

(vi)       all Contracts under which Seller has borrowed or loaned money, established a line of credit, issued a note, bond, debenture or any other form of Indebtedness, guarantees, joint ventures, partnerships or similar arrangements, encumbrances, agreed to indemnify any Person, or given any power of attorney to any Person or has a power of attorney from any Person;

(vii)      all pledge, conditional sale and title retention agreements, security agreements, personal property leases, and lease purchase agreements to or from any Person providing for aggregate lease payments in excess of $50,000 in any 12-month period;

(viii)     all Contracts concerning the occupancy, management, or operation of the real property; and

(ix)       all joint venture, limited partnership, or similar agreements to which Seller is a party.

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CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

(b)           As of the date hereof:

(i)         each Material Contract is legal, valid, binding, enforceable, and in full force and effect against Seller and each other party to that Contract;

(ii)        neither Seller nor, to Seller’s Knowledge, any other party to any Material Contract is in breach of or default under (or is alleged to be in breach of or default under), or has provided or received any notice of any intention to terminate, any Material Contract;

(iii)       no event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under any Material Contract or result in its termination or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit;

(iv)       Seller has not received written notice that any party to a Material Contract intends to cancel, not renew, or terminate such Material Contract or to exercise or not exercise any option under such Material Contract; and

(v)        Seller or, to Seller’s Knowledge, any other party to a Material Contract does not intend to cancel, not renew, or terminate such Material Contract.

3.06         Financial Statements. Schedule 3.06 sets forth the following financial statements (collectively the “Seller Financial Statements”): (i) balance sheets and statements of income and cash flow as of and for the fiscal years ended December 31, 2017 for Seller; and (ii) balance sheets and statements of income and cash flow as of and for the eleven (11) months ended November 30, 2018 for Seller. The Seller Financial Statements (including the notes thereto) have been prepared in accordance with GAAP throughout the periods covered thereby, present fairly the financial condition of the Business as of such dates and the results of operations of the Business for such periods, are correct and complete, and are consistent with the books and records of Seller (which books and records are correct and complete).

3.07         Inventory. All Inventory consists of a quality and quantity usable and salable in the ordinary course of business consistent with past practice, except for obsolete, damaged, defective or slow-moving items that have been written off or written down to fair market value or for which adequate reserves have been established. All Inventory is owned by Seller free and clear of all Encumbrances other than Permitted Encumbrances, and no Inventory is held on a consignment basis. The quantities of each item of Inventory (whether raw materials work-in-process or finished goods) are not excessive, but are reasonable in the present circumstances of Seller.

         3.08         Intellectual Property. Seller has full right, title, and interest to each item of Intellectual Property. There are no pending or threatened claims against Seller alleging that the conduct of Seller’s Business infringes or conflicts with the rights of others under patents, trademarks, copyrights, and trade secrets. Seller’s Business, as now conducted, does not infringe or conflict with the rights of others, including but not limited to patent, trademark, copyright, and trade secret rights, and Seller owns or possesses all the patents, copyrights, trademarks, trade names, service marks, logos, licenses, and rights with respect to the foregoing necessary for the operation of the Business as now conducted. Neither Seller nor Member is aware of any violation by a third party of any of any right of Seller with respect to the Intellectual Property.

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CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

3.09         Receivables. All Accounts Receivable arising since November 30, 2018 have arisen from bona fide transactions by Seller in the ordinary course of business and represent bona fide claims for payment for goods sold or services provided prior to the date hereof. For the avoidance of doubt, no representation or warranty is made as to the actual collection of any Accounts Receivable. To Seller’s Knowledge, there is no contest, claim, defense, or right of setoff relating to the amount or validity of such Account Receivable.

3.10         No Conflict. The execution and delivery of this Agreement by Seller and Member does not, and the performance of this Agreement by Seller and Member will not, (i) conflict with or violate any law, regulation, court order, judgment or decree applicable to Seller, Member, or the Business or by which any of the Assets are bound or affected; (ii) violate or conflict with the Organizational Documents of Seller; or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under any Material Contract relating to the Business to which Seller or Member is a party.

3.11         Solvency. Seller is solvent and consummation of the transactions contemplated herein will not render it insolvent.

3.12         Taxes and Assessments. Seller has filed as due all federal, state and local income, franchise, sales, use, payroll, excise, business and license tax returns required by law to be filed by Seller with respect to the Business or the ownership of the Assets for all periods prior to and including the Closing. Seller has paid all federal, state, local, or foreign taxes or other governmental charges including interest or penalties imposed with respect to the Business or the ownership of the Assets for all periods prior to and including the Closing Date; provided that nothing in this Section 3.12 or elsewhere in this Agreement shall be deemed to limit Buyer’s obligations with respect to Taxes that constitute Assumed Liabilities.

3.13         Compliance With Laws; Licenses and Permits. Seller has obtained all governmental licenses, Permits, and approvals necessary for the operation of the Business. Seller has not received notice of any violations in respect of any such licenses, Permits, or approvals. No proceeding is pending or, to Seller’s Knowledge, is threatened, which seeks revocation or limitation of any such licenses, Permits, or approvals.

3.14         Customers; Products. Schedule 3.14 lists substantially all customers of Seller to whom it sold products or services during the 2018 calendar year, including the name and address of such customers, as well as the approximate dollar volume of products and services purchased thereby. Schedule 3.14 also lists all products sold by Seller during the 2018 calendar year and the approximate dollar volume thereof.

3.15         Absence of Certain Changes. Except as set forth on Schedule 3.15 hereto or as contemplated by this Agreement, since November 30, 2018:

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CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

(a)           there has not been any:

(i)         change in the assets, liabilities, sales, income, prospects or business of Seller or in Seller’s relationships with suppliers, dealers, distributors, customers or lessors, other than changes which arose in the ordinary course of business consistent with past practice;

(ii)        change with respect to the operations of Seller, including any material change in the types, nature or composition of its products or services, other than in the ordinary course of business consistent with past practice;

(iii)       acquisition or disposition by Seller of any material asset or material property other than in the ordinary course of business consistent with past practice;

(iv)       material damage, destruction or loss, whether or not covered by insurance, to Seller’s property or assets;

(v)        entry by Seller into any material transaction other than in the ordinary course of business consistent with past practice or as contemplated herein;

(vi)       capital expenditures or commitments in excess of an aggregate of $50,000 by Seller;

(vii)      material change in the policies of Seller, including with regard to the payment of accounts payable or in the collection of accounts receivable or any write-down of the value of any Inventory or write-off as uncollectible any notes or accounts receivable or any portion thereof;

(viii)     modification, acceleration, amendment, cancellation or termination of or under any Material Contracts;

(ix)        change in the method of financial or tax accounting or any financial or tax accounting practice of Seller;

(x)         granting by Seller of any power of attorney or agreement to act as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any Person;

(xi)        imposition of any Encumbrance (other than any Permitted Encumbrance) upon any property or asset of Seller;

(xii)       incurrence by Seller of any material obligations or material liabilities, whether absolute, accrued, contingent or otherwise (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others), other than obligations and liabilities incurred in the ordinary course of business consistent with past practice (including borrowings under the revolving portion of the credit facilities of Seller) or as contemplated herein;

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CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

(xiii)         forgiveness or cancellation by Seller of any debt or claim of any material value or waiver by Seller of any right of any material value;

(xiv)         event, occurrence or development that has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; or

(xv)         commitment by Seller to do any of the things set forth in clauses (i) through (xiv) above; and

(b)         Seller has used its reasonable best efforts in a manner that is consistent with past practices taken as a whole to maintain and preserve its assets and preserve the goodwill of its suppliers, distributors, vendors and customers and have conducted the Business in the ordinary course of business consistent with past practice and in accordance with its current credit, collection or payment policies, procedures and practices (including with respect to customer deposits) and accounting policies, methods or principles.

3.16         Litigation. There is no suit, claim, action or proceeding which is pending or, to Seller’s Knowledge, threatened, against Seller relating to the Business, nor to Seller’s Knowledge, is there any basis for any such proceeding. No judgment, order, or decree has been entered against Seller nor has any suit, claim, action, or proceeding been instituted or, to Seller’s Knowledge, threatened against Seller which individually or in the aggregate will have a Material Adverse Effect upon the Business, or the condition of the Assets, taken as a whole. There is no claim, action, or proceeding now pending, or to Seller’s Knowledge threatened, against Seller or Member which could prevent or delay the consummation of the transactions contemplated by this Agreement.

3.17         Accounts with Financial Institutions. Schedule 3.17 sets forth a correct and complete list of: (a) the name of each financial institution in which Seller has accounts or safe deposit boxes relating to the Business; (b) the names in which the accounts are held; (c) the type of account; and (d) the name of each Person authorized to draw thereon or have access thereto.

3.18         Disclosure. No representation or warranty of Seller or Member in this Agreement and no statement in the Seller Disclosure Schedule omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BUYER AND PARENT

Buyer and Parent hereby make the following representations and warranties to Seller, all of which shall be true and correct at and as of Closing and shall survive the Closing, and each of which is acknowledged by Buyer and Parent to be material to, and relied upon by, Seller and Member:

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CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

4.01         Organization. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Buyer has the corporate power and authority to own and use its properties and to conduct its business as currently conducted in all places where it does business.

4.02         Authorization; Effect of Agreement. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action of Buyer. This Agreement constitutes a valid and binding obligation of Buyer enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally, and principles governing the availability of equitable remedies.

4.03         No Conflict. The execution and delivery of this Agreement by Buyer does not, and the performance of this Agreement by Buyer will not, (i) conflict with or violate any law, regulation, court order, judgment, or decree applicable to Buyer; (ii) violate or conflict with either the charter or by-laws of Buyer; or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under any material contract, instrument, permit, license, or franchise to which Buyer is a party.

4.04         Litigation

. There is no action pending before any Governmental Authority or, to the Knowledge of Buyer, threatened (including allegations that could form the basis for future Action), against Buyer or any of its properties, officers, directors or stockholders (in their capacities as such), or any judgment, decree or order against Buyer, in each case that could reasonably be expected to adversely affect the ability of Buyer to perform its obligations under this Agreement and consummate the Transaction.

4.05         Sufficiency of Funds

. On the date hereof and on the Closing Date, Buyer has and will have sufficient immediately available funds to pay the Purchase Price pursuant to this Agreement.

4.06         Independent Investigation. Buyer has conducted its own independent investigation, review and analysis of the Business and the Assets, and acknowledges that it has been provided access to the personnel, properties, assets, premises, books and records, and other documents and data of Seller for such purpose. Buyer acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer has relied solely upon its own investigation and the express representations and warranties of Seller set forth in Article III of this Agreement (including related portions of the Disclosure Schedules); and (b) neither Seller nor any other Person has made any representation or warranty as to Seller, the Business, the Assets or this Agreement, except as expressly set forth in Article III of this Agreement (including the related portions of the Seller Disclosure Schedules).

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CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

ARTICLE V

COVENANTS

5.01         Normal Course. From the date hereof until the Closing Date, Seller and its Affiliates shall, except as otherwise expressly contemplated by this Agreement or as consented to by Buyer in writing, use its commercially reasonable efforts to (a)(i) maintain, in all material respects, its business organization and the Business, (ii) preserve its goodwill and the confidentiality of its business know-how, and (iii) preserve its present material business relationships; and (b) conduct the Business in the ordinary course of business.

5.02         Conduct of Business. From the date hereof until the Closing Date, Seller and its Affiliates shall not, except as directly or indirectly contemplated by this Agreement, do, or propose to do, any of the following without the prior written consent of Buyer:

(a)           Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, or other business organization or division;

(b)           Sell, lease, license, or otherwise dispose of any of its properties or assets, except in the ordinary course of business;

(c)           Make any loans to any Person or guarantee any debt securities of others (other than as a result of the endorsement of checks for collection and for advances for employee reimbursable expenses, in each case in the ordinary course of business consistent with past practice);

(d)           Initiate any litigation or arbitration proceeding other than in the ordinary course of business consistent with past practice or to enforce the terms of this Agreement;

(e)           Enter into any Contract that would be a Material Contract if it had been in effect on the date of this Agreement other than a Material Contract on normal and customary terms consistent with past practice;

(f)            Modify, amend, or terminate any Material Contract (other than any modification or amendment in the ordinary course of business), or waive, release, or assign any rights or claims, including any forgiveness or other compromise of any Accounts Receivable outside the ordinary course of business or commit any act or fail to take any action that would result in a material breach of such a Contract;

(g)           Fail to timely pay accounts payable and other obligations other than (i) in the ordinary course of business or (ii) matters contested in good faith;

(h)           Accelerate the collection of any Accounts Receivable;

(i)            Create, incur, assume, or otherwise become liable for any contingent liability as guarantor or otherwise with respect to the obligations of others;

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CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

(j)            Adopt a plan of complete or partial liquidation or resolution as providing for or authorizing such a liquidation or dissolution, merger, consolidation, restructuring, recapitalization, or reorganization; or

(k)           Take, or agree in writing or otherwise to take, any of the actions described in paragraphs (a) through (j) above.

5.03         Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, value added, and other such Taxes and fees (including any penalties and interest) incurred in connection with the sale and transfer of the Purchased Assets and Assumed Liabilities pursuant to this Agreement and the Transaction Documents shall be borne and paid fifty percent (50%) by Seller and fifty percent (50%) by Buyer when due. Seller shall, at its own expense, timely file any Tax Return or other document with respect to such Taxes or fees (and Buyer shall cooperate with respect thereto as necessary).

ARTICLE VI

CONDITIONS TO CLOSING

6.01         Conditions to Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Buyer’s waiver, at or prior to the Closing, of each of the following conditions:

(a)           Except for representations and warranties that by their terms speak only as of a specified date, the representations and warranties of Seller and Member set forth in Article III and any certificate or other writing delivered pursuant hereto shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects);

(b)           Seller and Member shall have duly performed and complied in all material respects with all agreements, covenants, and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date; provided, that, with respect to agreements, covenants, and conditions that are qualified by materiality, Seller and Member shall have performed such agreements, covenants, and conditions, as so qualified, in all respects;

(c)           Seller shall have delivered to Buyer a good standing certificate (or its equivalent) from the California secretary of state;

(d)           The execution and delivery of the Stock Purchase Agreement and the closing of the transactions contemplated therein; and

(e)           The execution and delivery of the Real Estate Purchase Agreement and the closing of the transactions contemplated therein.

12

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

6.02         Conditions to Obligations of Seller and Member.

The obligations of Seller and Member to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Seller’s or Member’s waiver, at or prior to the Closing, of each of the following conditions:

(a)           Except for representations and warranties that by their terms speak only as of a specified date, the representations and warranties of Buyer contained in Article IV of this Agreement and any certificate or other writing delivered pursuant hereto shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects);

(b)           Buyer shall have duly performed and complied in all material respects with all agreements, covenants, and conditions required by this Agreement and each of the other Transaction Documents to be performed or complied with by it prior to or on the Closing Date;

(c)           The Transaction Documents (other than this Agreement) shall have been executed and delivered by the parties thereto and true and complete copies thereof shall have been delivered to Seller;

(d)           Buyer shall have delivered the Purchase Price to Seller in accordance with Section 2.01;

(e)           The execution and delivery of the Stock Purchase Agreement and the closing of the transactions contemplated therein; and

(f)           The execution and delivery of the Real Estate Purchase Agreement and the closing of the transactions contemplated therein.

ARTICLE VII
CLOSING DELIVERIES

7.01         Seller and Member Closing Deliveries. Effective as of the Closing, Seller and Member shall have executed (where applicable) and delivered to Buyer each of the following, together with any additional items that Buyer may reasonably request to effect the transactions contemplated herein:

(a)           possession of the Assets;

(b)           a bill of sale, and such additional instruments of sale, transfer, conveyance, and assignment duly executed by Seller as of the Closing Date, as reasonably requested by Buyer to consummate the transactions described herein;

13

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

(c)           a copy, certified by Member, of (i) the Organizational Documents of Seller, and (ii) the resolutions of Seller and Member authorizing the transactions contemplated hereby and the execution, delivery, and performance by Seller of this Agreement; and

(d)           a certificate of good standing for Seller, issued as of a recent date by the State of California.

7.02         Buyer Closing Deliveries. Effective as of Closing, Buyer shall have delivered to Seller the Purchase Price, together with any additional items which Seller may reasonably request to effect the transactions contemplated herein.

ARTICLE VIII

INDEMNIFICATION

8.01         Indemnification Generally.

(a)           Capitalized terms used but not otherwise defined in this Article VIII shall have the meanings ascribed to them in the Stock Purchase Agreement.

(b)           A party making a claim for indemnification under this Article VIII shall be, for the purposes of this Agreement, referred to as an “Indemnified Party” and a party against whom such claims are asserted under this Article VIII shall be, for purposes of this Agreement, referred to as an “Indemnifying Party.”

(c)           For purposes of this Article VIII, “Damages” means any actual damage, loss, assessment, levy, fine, charge, claim, direct liability, demand, payment, judgment, settlement, penalty, cost or expense.

8.02         Indemnification of Buyer. Seller, Member and the Principals (collectively, the “Seller Indemnifying Parties”), jointly and severally, as provided in and limited by this Article VIII, shall indemnify and hold harmless Buyer, Parent, their respective Affiliates, their respective equity holders, authorized representatives, successors, and assigns (collectively, “Buyer Indemnified Parties”), from and against any and all Damages incurred by such Buyer Indemnified Parties:

(a)           as a result of any breach by Seller or Member of any of the representations or warranties set forth in Article III;

(b)           as a result of any breach by Seller or Member of, or the failure of Seller or Member to perform, any of their agreements, covenants, or obligations under this Agreement;

(c)           as a result of any (i) Fraud on the part of Seller or Member; (ii) any breach by Member or Clark of the representations and warranties in the Real Estate Purchase Agreement; (iii) any breach by the Principals or Member in the Stock Purchase Agreement; and (iv) any Escheatment Liabilities attributable to any period prior to the Closing;

(d)           any Excluded Liabilities;

14

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

(e)           for any transaction costs of Seller or Member incurred in connection with the negotiation, preparation, execution, and consummation of the transactions contemplated herein; and

(f)           any items listed on Schedule 8.02(f) hereto (“Specified Indemnification Obligations”).

8.03         Indemnification of Seller and Member. Buyer shall indemnify and hold harmless Seller, Member, their respective equity holders, authorized representatives, successors, and assigns (collectively, “Seller Indemnified Parties”) from and against any and all Damages incurred by such Seller Indemnified Party in connection with, relating to, or arising from:

(a)           any breach by Buyer of, or any failure of Buyer to perform, any of its agreements, covenants, or obligations under this Agreement;

(b)           any breach or inaccuracy of any representation or warranty of Buyer set forth in Article IV;

(c)           any Assumed Liabilities;

(d)           as a result of any (i) Fraud on the part of Buyer; (ii) any breach by Parent of the representations and warranties in the Real Estate Purchase Agreement; (iii) any breach by Parent of the Stock Purchase Agreement; and

                (e)                  for any transaction costs of Buyer incurred in connection with the negotiation, preparation, execution, and consummation of the transactions contemplated herein.

8.04         Survival of Representations, Warranties, and Covenants.

(a)           The Indemnifying Parties’ liability for Damages resulting from the breach of any covenant, to the extent to be performed pre-Closing under this Agreement, or breach of any representations or warranties under this Agreement, shall survive the Closing and continue until that date that is eighteen (18) months following the Closing Date.

(b)           Notwithstanding Section 8.04(a), claims for indemnification based on breaches of representations and warranties in connection with Section 3.01; Section 3.02; Section 3.03; Section 3.04; Section 4.01; Section 4.02; and Specified Indemnity Obligations shall survive through and until that date that is sixty (60) days after the legal statute of limitations for claims related to such matters has expired (the “Statute of Limitation Claims”).

(c)           Notwithstanding Section 8.04(a), claims for indemnification based on Fraud shall survive through and until that date that is the earlier of (i) eight (8) years following the Closing Date and (ii) the date the legal statute of limitations for claims related to such matters has expired.

15

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

(d)           Unless otherwise specified herein, to the extent that any covenants in this Agreement describe performance by the parties hereto from and after the Closing, such covenants shall survive the Closing until such covenants are fully performed by the applicable party or waived by the beneficiaries thereof.

8.04         Limitations on Indemnification Obligations. The rights of an Indemnified Party to indemnification pursuant to the provisions of this Article VIII are subject to, and will count against, the Threshold, Basket and Cap limitations set forth in the Stock Purchase Agreement.

8.05         Procedure for Indemnification Claims. Claims for indemnification pursuant to this Article VIII shall follow the procedures set forth in Section 8.4 of the Stock Purchase Agreement.

8.06         Third Party Claims. In the event of any claim for indemnification hereunder resulting from or in connection with any claim or legal proceeding by an unaffiliated third party, the parties hereto shall follow the procedures set forth in Section 8.5 of the Stock Purchase Agreement.

8.07         Offset. If Damages incurred by Buyer are not limited by the Cap pursuant to Section 8.3(b) of the Stock Purchase Agreement and the Holdback has been fully exhausted, Buyer, on behalf of each Buyer Indemnified Party, may (but shall not be required to), effect indemnification against any Seller under this Article VIII, withhold and offset against (or otherwise recoup from) any sums payable to Seller or Member under this Agreement, including without limitation consideration payable to the stockholders of Clark under the Stock Purchase Agreement. Any sums withheld will operate as a discharge, to the extent of the amount withheld, of the payment obligations against which offset is effected; provided, however, that if such offset, in whole or in part, is ultimately determined by a court of competent jurisdiction to be unjustified, any amount improperly offset will be due and owing by Buyer within five (5) Business Days following such determination. The exercise of a right of offset by Buyer good faith will not constitute a default by Buyer of the payment obligation against which offset is effected.

8.08          Exclusive Remedy. The indemnification provisions contained in this Article VIII are intended to provide the sole and exclusive remedy following the Closing as to all Damages any Indemnified Party may incur arising from or relating to this Agreement or the Transaction (it being understood that nothing in this Section 8.07 or elsewhere in this Agreement shall affect the parties’ rights to specific performance or other equitable remedies with respect to the covenants in this Agreement to be performed at or after the Closing).

ARTICLE IX

TERMINATION

9.01         Termination. This Agreement may be terminated at any time prior to the Closing:

16

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

(a)         by mutual written consent of the President or Chief Financial Officer of Buyer and Member on behalf of Seller, as duly authorized by the board of directors of Clark;

(b)         by Seller or Buyer, at any time after the Stock Purchase Agreement shall have been terminated; provided, however, that in each case, the right to terminate this Agreement under this Section 9.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the termination of the Stock Purchase Agreement;

(c)         by Seller or Buyer, if any court of competent jurisdiction or any Governmental Authority shall have issued a final order restraining, enjoining, or otherwise prohibiting the consummation of the Transaction and such order is or shall have become final and non-appealable;

(d)         by Buyer, upon written notice to Seller, in the event of any material breach by Seller or Member of any of their respective agreements, representations, or warranties contained herein or in any Transaction Document and the failure of Seller or Member, as applicable, to cure such breach within thirty (30) days after receipt of written notice from Buyer requesting such breach to be cured; provided, however, that Buyer is not then in material breach of this Agreement so as to cause any conditions set forth in Article VI not to be satisfied; or

(e)         by Seller and Member, upon written notice to Buyer, in the event of any material breach by Buyer of any of its agreements, representations, or warranties contained herein or in any Transaction Document and the failure of Buyer to cure such breach within thirty (30) days after receipt of written notice from Seller requesting such breach to be cured; provided, however, that Seller and Member are not then in material breach of this Agreement so as to cause any conditions set forth in Article VI not to be satisfied.

9.02         Procedure for Termination. Any party desiring to terminate this Agreement pursuant to Section 9.01 shall give written notice of such termination to the other parties to this Agreement.

9.03         Effect of Termination. In the event of termination of this Agreement in accordance with the provisions of this Article IX, this Agreement, other than the provisions of Section 10.09 which shall expressly survive such termination, shall forthwith become void and no party to this Agreement shall have any liability or further obligation arising under this Agreement to any other party hereto; provided, however, that nothing in this Section 9.03 shall relieve any party from liability for its willful breach of this Agreement; provided, further, that nothing herein shall prejudice any rights, claims, or causes of action that may have accrued hereunder or with respect hereto prior to the date of such termination arising from any party’s willful breach of this Agreement.

17

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

ARTICLE X

GENERAL

10.01       Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered (x) when delivered personally or by electronic mail with confirmation of delivery, (y) four (4) days after being mailed by registered or certified mail, return receipt requested, or (z) one Business Day after being deposited with a reputable national courier for next day delivery service, in each case addressed as follows:

If to Seller or Member:	Geotech Supply Co., LLC
9888 Horn Road
Sacramento, California 95827
Attn: [****]
Email: [****] and [****]

With a copy to (but which shall not constitute notice to Seller or Member):

Kroloff, Belcher, Smart, Perry & Christopherson
7540 Shoreline Drive
Stockton, CA 95219
Attention: Gary Christopherson and Allison Cherry Lafferty
Facsimile: (209) 478-0354
Emails: gchristopherson@kroloff.com and alafferty@kroloff.com

and
O’Melveny & Myers LLP
2765 Sand Hill Road
Menlo Park, CA 94025
Attention: Einat Meisel
Email: emeisel@omm.com

If to Buyer:	King Distribution, Inc.
c/o Rollins, Inc.
2170 Piedmont Road NE
Atlanta, GA 30324
Attn: Eddie Northen, Chief Financial Officer and Treasurer
Email: enorthen@rollins.com

With a copy to (but which shall not constitute notice to Buyer):

Barnes & Thornburg LLP
3475 Piedmont Road, Suite 1700
Atlanta, Georgia 30305
Attn: Stuart Johnson
Telephone: (616) 742-3931
Email: stuart.johnson@btlaw.com

or to such other address as such party may indicate by a notice delivered to the other parties hereto in accordance with the terms of this Section 10.01.

18

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

10.02       Confidential Nature of Information. Each party agrees that it will treat in confidence all documents, materials and other information which it shall have obtained regarding the other parties during the course of the negotiations leading to the consummation of the transactions contemplated hereby (whether obtained before or after the date of this Agreement), the investigation provided for herein and the preparation of this Agreement and other documents executed in connection with the Closing. Such documents, materials and information shall not be communicated to any third party (other than, in the case of Buyer, to its counsel, accountants, financial advisors, consultants or lenders, and in the case of Member and Seller, to its counsel, accountants, consultants, or financial advisors). Notwithstanding the foregoing, Buyer may use or disclose any confidential information included in the Asset as of the Closing Date or otherwise reasonably related to the Assets or the business of Seller. The obligation of each party to treat such documents, materials and other information in confidence shall not apply to any information which (a) is or becomes legally available to such party from a source other than such party, (b) is or becomes legally available to the public other than as a result of disclosure by such party or its agents, (c) is required to be disclosed under applicable Law or judicial process, but only to the extent it must be disclosed, or (d) such party reasonably deems necessary to disclose to obtain any of the Consents or approvals contemplated hereby.

10.03       No Public Announcement. No party hereto shall, without the approval of all of the other parties, make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that any such party shall be so obligated by Law or the rules of any stock exchange, in which case such party shall so advise the other parties and all parties shall use their commercially reasonable efforts to cause a mutually agreeable release or announcement to be issued; provided that the foregoing shall not preclude (i) communications or disclosures necessary to implement the provisions of this Agreement or to comply with accounting and US Securities and Exchange Commission disclosure obligations, or (ii) the publication of a tombstone, similar advertising material or general announcements relating to the transactions contemplated by this Agreement after Closing, provided that such materials do not include specific terms of such transactions, including the Purchase Price.

10.04       Successors and Assigns. The rights of each party under this Agreement shall not be assignable by such party prior to the Closing without the written consent of each of the other parties. Following the Closing, any party may assign any of its rights hereunder, but no such assignment shall relieve the assignor of its obligations hereunder. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, legal representatives, successors and permitted assigns. Except as otherwise expressly provided herein, nothing in this Agreement is intended or shall be construed to confer upon any Person other than the parties and their respective heirs, legal representatives, successors and assigns permitted by this Section 8.04 any right, remedy, or claim under or by reason of this Agreement.

10.05       Access to Records After Closing Date. For a period of six (6) years after the Closing Date, Buyer and its agents shall have reasonable access to all of the books and records of Seller with respect to periods prior to the Closing Date to the extent that such access may reasonably be requested by Buyer.

19

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

10.06       Entire Agreement; Amendments. This Agreement, the other Transaction Documents, the documents executed in connection with the Closing, and the exhibits, annexes and schedules referred to herein or therein and the documents delivered pursuant hereto or thereto (once finalized and executed, as applicable) contain the entire understanding of the parties hereto with regard to the subject matter contained herein or therein, and supersede all prior agreements, understandings or letters of intent between or among any of the parties hereto. This Agreement may be amended or supplemented only in a writing signed by all parties hereto.

10.07       Interpretation.

(a)           Titles to articles and headings to sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. The schedules and exhibits referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein. Except as may be expressly stated to the contrary herein, all dollar amounts in this Agreement refer to lawful money of the US.

(b)           The parties hereto have participated jointly in the negotiation and drafting of this Agreement, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party by virtue of the authorship of this Agreement shall not apply to the construction and interpretation hereof.

(c)           Whenever required by the context hereof, the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

(a)           As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words “without limitation.”

(b)           Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Stock Purchase Agreement.

10.08       Waivers. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof; provided, however, that any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement only if, as to any party, it is authorized in writing by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

20

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

10.09       Fees and Expenses. Each of the parties hereto shall bear its own costs and expenses (including, without limitation, fees and disbursements of its counsel, accountants and other financial, legal, accounting or other advisors), incurred by it or its affiliates in connection with the preparation, negotiation, execution, delivery, and performance of this Agreement and each of the other documents entered into in connection with the Closing and the consummation of the transactions contemplated hereby and thereby.

10.10       Partial Invalidity. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable Law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality, or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof.

10.11      Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties hereto and delivered to each of the other parties. Facsimile transmissions (including transmission by email in PDF format) of any executed original document shall be deemed the same as a delivered, executed original. At the request of any party, the other parties shall confirm facsimile transmissions by executing duplicate original documents and delivering the same to the requesting party or parties.

10.12       Further Assurances. Each party hereto shall execute and deliver after the date hereof such further certificates, agreements, and other documents and take such other actions as another party hereto may reasonably request in good faith to consummate or implement the transactions contemplated hereby. Specifically but without limitation to the generality of the foregoing, Seller shall cooperate with Buyer to obtain consent from Aspen Properties, the lessor for that certain lease of the Business’s premises at 1244 La Loma Circle, Anaheim, California 92806.

10.13       Governing Law. This Agreement, and any claims related thereto, shall be governed by and construed in accordance with the internal Laws (as opposed to the conflicts of law provisions) of the State of Delaware.

10.14       Submission to Jurisdiction and Venue. Each of the parties hereby irrevocably submits to the jurisdiction of any state or federal court located in Sacramento, California solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the Transaction, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said court or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such court, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 10.1 or in such other manner as may be permitted by applicable law shall be valid and sufficient service thereof. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTION. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, TO IT THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.14.

21

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

10.15       Parties in Interest; No Third Party Beneficiaries. Except as provided in Article VIII, this Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person (other than Buyer, Seller, and Member) any rights, benefits, or remedies of any nature whatsoever under or by reason of this Agreement. There are no third party beneficiaries of this Agreement.

10.16       Covenant of Further Assurance. Without further consideration, Seller will, at any time, and from time to time, execute and deliver such further instruments of conveyance and transfer, and take such other action as Buyer may reasonably request, to transfer more effectively to Buyer the Assets, and will, at Seller’s expense, assist Buyer in the collection or reduction to possession of the Assets. In addition to the foregoing, for such reasonable period of time following the Closing as is mutually agreed by Buyer and Seller in good faith, Seller shall provide assistance and services to Buyer and access to and use of Seller’s assets (other than the Assets), systems and personnel in order to effectuate the orderly transition of the Business from Seller to Buyer, and Buyer shall reimburse Seller for any reasonable costs and expenses incurred by Seller in connection therewith.

10.17       Purchase Price Allocation. The parties agree that the Purchase Price (including any Assumed Liabilities that are treated as consideration for the Assets for federal income tax purposes), as adjusted hereunder, and all other amounts constituting consideration within the meaning of Section 1060 of the Code, shall be allocated among the Assets in the manner as set forth on Schedule 10.17, which schedule has been prepared in a manner consistent with Section 1060 of the Code and the regulations promulgated thereunder (the “Consideration Allocation”). Seller and Buyer agree to (i) be bound by the Consideration Allocation, (ii) act in accordance with the Consideration Allocation in the preparation and the filing of all Tax Returns (including, without limitation, filing Form 8594 with their United States federal income Tax Return for the taxable year that includes the Closing Date) and in the course of any Tax audit, Tax review or Tax litigation relating thereto and (iii) take no position and cause their Affiliates to take no position inconsistent with the Consideration Allocation for income Tax purposes, including United States federal and state income Tax and foreign income Tax, unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code. Within ninety (90) days after the Closing Date, Buyer shall prepare and deliver a draft of its IRS Form 8594, completed in a manner consistent with the Consideration Allocation, to Seller. Seller shall have fifteen (15) days thereafter to review and raise any objections with respect to such form. If Seller raises any such objections, the parties shall, for the thirty (30) days thereafter, exercise good faith efforts to resolve those objections and if unable to do so within such 30-day period, the parties shall submit the matter to the Accountants for resolution. The fees charged by the Accountants shall be paid by the parties in proportion to the Accountants’ findings of relative error on disputed matters.

22

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

ARTICLE XI

DEFINITIONS

The following terms have the meanings specified or referred to in this Article XI:

“Accountants” means Grant Thornton, LLP.

“Accounts Receivable” has the meaning set forth in Section 1.01(g).

“Affiliate” of a Person means any other Person who has any familial relationship with, or that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Assets” has the meaning set forth in Section 1.01.

“Assigned Contracts” has the meaning set forth in Section 1.01(h).

“Assumed Liabilities” has the meaning set forth in Section 2.02(a).

“Benefit Plan” means an “employee benefit plan,” as defined in Section 3(3) of the United States Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“Business” has the meaning set forth in the Recitals hereto.

“Business Day” means any day except Saturday, Sunday, or any other day on which commercial banks located in the city of New York, New York are authorized or required by Law to be closed for business.

“Buyer” has the meaning set forth in the preamble.

“Buyer Indemnified Parties” has the meaning set forth in Section 8.02.

23

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

“Clark” has the meaning set forth in the Recitals hereto.

“Closing” has the meaning set forth in Section 1.03.

“Closing Date” has the meaning set forth in Section 1.03.

“Consideration Allocation” has the meaning set forth in Section 10.17.

“Contracts” means all contracts, leases, deeds, mortgages, licenses, instruments, notes, commitments, undertakings, indentures, joint ventures and all other agreements, commitments, and legally binding arrangements, whether written or oral.

“Damages” has the meaning set forth in Section 8.01.

“Encumbrance” means any priority, lien, pledge, hypothecation, claim, charge, mortgage, security interest, encumbrance, prior assignment, option, right of first refusal, preemptive right, community property interest, or restriction of any nature whatsoever (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise, or transfer of any other attribute of ownership of any asset).

“Excluded Assets” has the meaning set forth in Section 1.02.

“Excluded Liabilities” has the meaning set forth in Section 2.02(b).

“Fraud” means, with respect to a party, its actual and intentional fraud with respect to the making of any of the representations and warranties made in Article III and Article IV (as applicable); provided, however, that such actual and intentional fraud shall only be deemed to have been committed by a party if: any of the persons included in the definition of the Seller’s Knowledge (in the case of Seller) had actual knowledge (as opposed to imputed or constructive knowledge, which shall not be considered) that the subject representation or warranty (as qualified by the Schedules hereto) was false when made.  The parties expressly agree that claims of fraud or misrepresentation with respect to any matter other than the representations and warranties set forth in this Agreement are excluded from the remedies available to either party with respect to this Agreement or the transactions contemplated hereby, to the fullest extent permitted by Law.

“GAAP” means United States generally accepted accounting principles in effect from time to time; provided, however, that it is expressly understood and agreed that (i) where GAAP permits alternative methods or treatments, the Seller’s choice of an acceptable treatment or calculation, as reflected in the Seller Financial Statements, shall be the method or treatment used for all purposes under this Agreement; and (ii) Buyer’s election to utilize another acceptable GAAP treatment following the Closing shall not be the basis for (a) determining compliance with or claiming the breach of any representation or warranty by the Sellers hereunder and (b) determining any claim for indemnity.

24

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

“Governmental Authority” means any federal, state, local, or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court, or tribunal of competent jurisdiction.

“Indebtedness” means, without duplication, as of the Closing Date, (a) all obligations of Seller for borrowed money, (b) other indebtedness of Seller evidenced by notes, bonds, debentures or other debt instruments, (c) indebtedness of the types described in clauses (a) and (b) guaranteed, directly or indirectly, in any manner by Seller through an agreement to supply funds to, or in any other manner, invest in, the debtor, or to purchase indebtedness, primarily for the purpose of enabling the debtor to make payment of the indebtedness or to insure the owners of indebtedness against loss, (d) indebtedness for the deferred purchase price of property or services with respect to which Seller is liable, other than ordinary course trade payables, (e) all payment obligations under any interest rate swap agreements or interest rate hedge agreements to which Seller is party, (f) any interest owed with respect to the indebtedness referred to above and prepayment premiums or fees which would be payable if such indebtedness were paid in full at Closing, (g) only to the extent drawn as of the Closing Date, any letters of credit, surety bonds, bids, performance bonds, or similar obligations, (h) all accrued but unpaid severance obligations of Seller, and (i) debt or obligations related to the purchase, redemption or retirement of stock of Seller.

“Indemnified Party” has the meaning set forth in Section 8.01(b).

“Indemnifying Party” has the meaning set forth in Section 8.01(b).

“Inventory” has the meaning set forth in Section 1.01(a).

“Intellectual Property” has the meaning set forth in Section 1.01(b).

“Knowledge,” “Know,” and “Known” and similar phrases with respect to any Person (other than Seller and Member) shall mean actual knowledge of such Person of the particular fact, including after reasonable inquiry of (i) employees of such Person who are reasonably likely to have knowledge of the particular fact and (ii) such Person’s files and records that are reasonably likely to contain information relating to such particular fact. With regard to Seller and Member, this shall mean the actual knowledge of any of [****], [****], and [****], or any member of the board of directors of the Clark. With regard to Buyer, this shall mean the actual knowledge of any of [****], [****], [****], [****], or [****].

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

25

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

“Material Adverse Effect” means any event, occurrence, fact, condition, or change that is, individually or in the aggregate, materially adverse to (i) the business, results of operations, condition (financial or otherwise), or assets of Seller, taken as a whole, or (ii) the ability of Seller to consummate the Transaction on a timely basis; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition, or change, directly or indirectly, arising out of or attributable to: (a) changes in conditions in the U.S. or global economy, capital, or financial markets generally, including changes in interest or exchange rates, (b) changes in general legal, tax, regulatory, political, or business conditions that, in each case, generally affect the geographic regions or industries in which Seller conducts its business, (c) changes or proposed changes in GAAP, (d) the negotiation, execution, announcement, or performance of this Agreement or the Transaction, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, distributors, landlords, tenants, lenders, investors, or employees, (e) acts of war, armed hostilities, sabotage or terrorism, or any escalation or worsening of any such acts of war, armed hostilities, sabotage or terrorism threatened or underway as of the date of this Agreement, (f) earthquakes, hurricanes, or other natural disasters, (g) any action taken by Seller at the request or with the consent of Buyer, (h) any matters expressly set forth in the Seller Disclosure Schedule as of the date of this Agreement, or (i) any matter adversely affecting Buyer or Buyer’s ability to consummate the Transaction on a timely basis; provided, however, that any effect, event, development, or change referred to in clauses (a), (b), (c), (e), or (f) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent that such event, change, or effect has a disproportionate effect on Seller, taken as a whole, compared to other participants in the industry in which Seller conducts its businesses.

“Material Contracts” has the meaning set forth in Section 3.05(a).

“Organizational Documents” has the meaning set forth in Section 1.02(a).

“Parent” has the meaning set forth in the Recitals hereto.

“Permits” means all consents, permits, licenses, grant, franchises, approvals, authorizations, registrations, certificates, variances, and similar rights obtained, or required to be obtained from any federal, provincial, territorial, county, or local governmental entity or any other Governmental Authority.

“Permitted Encumbrances” means (i) Encumbrances for Taxes that are not yet due and payable or that are being contested in good faith by appropriate procedures and (ii) mechanics’, carriers’, workers’, repairers’, and other similar Encumbrances imposed by Law or arising or incurred in the ordinary course of business for obligations that are not yet past due.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association, or other entity.

“Purchase Orders” has the meaning set forth in Section 1.01(i).

“Purchase Price” has the meaning set forth in Section 2.01.

“Real Estate Purchase Agreement” has the meaning set forth in the Recitals hereto.

“Records” has the meaning set forth in Section 1.01(f).

26

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

“Seller” has the meaning set forth in the preamble.

“Seller Disclosure Schedule” has the meaning set forth in the preamble to Article III.

“Seller Financial Statements” has the meaning set forth in Section 3.06.

“Seller Indemnified Parties” has the meaning set forth in Section 8.03.

“Seller Indemnifying Parties” has the meaning set forth in Section 8.02.

“Specified Indemnification Obligations” has the meaning set forth in Section 8.02(f).

“Statute of Limitations Claims” has the meaning set forth in Section 8.04(a).

“Stock Purchase Agreement” has the meaning set forth in the Recitals hereto.

“Taxes” means all (a) taxes, charges, withholdings, fees, levies, premiums, imposts, duties, governmental contributions or other charges of any kind whatsoever, whether direct or indirect, imposed by any Governmental Authority including, without limitation, those levied on, measured by or referred to as income, net income, gross income, receipts, capital, windfall profit, severance, property (real or intangible or personal), production, sales, provincial sales, retail sales, harmonized sales, value-added, goods and services, use, business occupation, license, excise, registration, franchise, employment, payroll (including social security contributions, employment insurance, health taxes, and other government pension plan contributions), deductions at source, workers’ compensation, withholding, alternative or add-on minimum, intangibles, ad valorem, transfer, gains, stamp, customs, duties, estimated, transaction, title, capital, paid-up capital, profits, premium, recording, inventory and merchandise, business privilege, federal highway use, commercial rent or environmental tax, and any liability under unclaimed property, escheat, or similar Laws), (b) interest, penalties, fines, additions to tax or additional amounts imposed by any Governmental Authority in connection with (i) any item described in clause (a) or (ii) the failure to comply with any requirement imposed with respect to any Tax Return, and (iii) liability in respect of any items described in clause (a) and/or (b) payable by reason of contract, assumption, transferee, successor or similar liability, operation of law (including pursuant to Treasury Regulations Section 1.1502-6 (or any predecessor or successor thereof or any analogous or similar state, local, or foreign Law)), or otherwise.

“Tax Return” means any report, return, declaration, designation, election, undertaking, wavier, notice, filing, information return, statement, form certificate or any other document or materials relating to Taxes, including any related or supporting information with respect to any such documents or materials, filed or to be filed with any Governmental Authority in connection with the determination, assessment, collection or administration of Taxes (including TD F90-22.1), including, without limitation, any schedule or attachment thereto or amendment thereof, and estimated returns and reports of every kind with respect to Taxes.

“Transaction” has the meaning set forth in the recitals.

“Transaction Documents” means this Agreement, the Stock Purchase Agreement and the Real Estate Purchase Agreement.

[Signatures on Following Page]

27

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first hereinabove set forth, by their representatives thereunto duly authorized.

King Distribution, Inc.

By: /s/ Jerry Gahlhoff, Jr.
Printed: Jerry Gahlhoff, Jr.
Title: Chief Executive Officer, Chief Operating Officer, and Chairman

Geotech Supply Co., LLC

By: [****]
Printed: [****]
Title: [****]

Clarksons California Properties,
a California Limited Partnership

By:
Printed: [****]
Title: [****]

Signature Page to Asset Purchase Agreement